Exhibit 99.1

Company Contact:	Investor Relations:
Kelly J. Gill	Charles Lynch
Chief Executive Officer	Westwicke Partners
615-771-7575	443-213-0504
Diversicare Completes Previously Announced Transaction with Catholic Health Partners
BRENTWOOD, TN, (October 1, 2013) - Diversicare Healthcare Services Inc. (NASDAQ: DVCR), a premier provider of long-term care services primarily in the Southeast and Southwest, announced today that effective October 1, 2013, the Company has assumed operations of the previously announced properties in Ohio and Indiana from Catholic Health Partners.  These facilities were acquired by Aviv REIT (NYSE: AVIV) and are leased for an initial term of 15 years.  This is the third transaction completed with Aviv for the Company.  The facilities are branded as Diversicare Transitional Care Communities.  The facilities and locations are as follows:

•	Diversicare of Bradford Place, Hamilton, OH

•	Diversicare of Siena Woods, Dayton, OH

•	Diversicare of St. Theresa, Cincinnati, OH

•	Diversicare of Providence, New Albany, IN

Commenting on the transaction, Kelly Gill, the Company’s Chief Executive Officer, stated, “In early August we announced our intention to assume the operations of these four Catholic Health Partners facilities and we are proud to have completed the transaction as planned.  The three Ohio facilities expand our footprint into that state, which we view as a very attractive operating environment. Additionally, the Indiana facility is very near our Louisville, Kentucky market and will expand our presence in the metro area, enabling greater efficiencies and shared services.”

"Both of the other organizations involved, Aviv REIT and CHP, have been wonderful to work with through this process, and we are fortunate to be in position to assume operations at these locations known for quality care," Gill concluded.  "This is the third transaction we have closed with Aviv, and we are very pleased to have expanded our relationship with this premier organization.”

ABOUT DIVERSICARE HEALTHCARE SERVICES, INC.

Diversicare provides long-term care services to patients in 47 skilled nursing centers containing 5,533 licensed nursing beds, primarily in the Southeast and Southwest. For additional information about the Company, visit Diversicare's web site: www.dvcr.com.

FORWARD-LOOKING STATEMENTS

The “forward-looking statements” contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect our current views with respect to future events and present our estimates and assumptions only as of the date of this release. Actual results could differ materially from those contemplated by the forward-looking statements made in this release. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors, many of which are beyond our ability to control or predict, could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements including, but not limited to, our ability to successfully operate these new nursing centers in Ohio and Indiana, changes in governmental reimbursement, including the impact of the CMS final rule that has resulted in a reduction in Medicare reimbursement as of October 2012 and sequestration under the Budget Control Act of 2011 and the American Taxpayer Relief Act of 2012, our ability to mitigate the impact of the revenue reduction, government regulation, the impact of the recently adopted federal health care reform or any future health care reform, as well as other risk factors detailed in the Company's Securities and Exchange Commission filings. The Company has provided additional information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as well as in its other filings with the Securities and Exchange Commission, which readers are encouraged to review for further disclosure of other factors. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from anticipated results. These risks and uncertainties also may result in changes to the Company's business plans and prospects. Diversicare Healthcare Services, Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.